AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1996
                                            REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                              EQUINOX SYSTEMS INC.
          -------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

   FLORIDA                                                  59-2268442
- ------------------                                        --------------
(STATE OR OTHER JURISDICTION OF                            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                                 ONE EQUINOX WAY
                           SUNRISE, FLORIDA 33351-6709
          -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             1993 STOCK OPTION PLAN
          -------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)
                               -------------------

                              WILLIAM A. DAMBRACKAS
                     PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                              CHAIRMAN OF THE BOARD
                              EQUINOX SYSTEMS INC.
                                 ONE EQUINOX WAY
                           SUNRISE, FLORIDA 33351-6709
               ---------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (954) 746-9000
               ---------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            KENNETH C. HOFFMAN, ESQ.
                          GREENBERG, TRAURIG, HOFFMAN,
                          LIPOFF, ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0809
                               -------------------

                         CALCULATION OF REGISTRATION FEE

    =================================== ================== =================== ================== =================
           TITLE OF SECURITIES            AMOUNT TO BE      PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
             TO BE REGISTERED              REGISTERED        OFFERING PRICE        AGGREGATE      REGISTRATION FEE
                                                              PER SHARE(1)     OFFERING PRICE(1)
    =================================== ================== =================== ================== =================
    COMMON STOCK, $.01 PAR VALUE ......  150,000 SHARES          $12.69           $1,903,500            $657
    =================================== ================== =================== ================== =================

  (1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Common Stock on August 7, 1996.

                                Page 1 of 8 Pages
                             Exhibit Index at Page 4

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        In accordance with Instruction E of Form S-8, the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-66280 and 33-96014), filed with the Securities and Exchange Commission on July 20, 1993 and August 17, 1995 are incorporated herein by reference.1


ITEM 8. EXHIBITS.

        5.1   Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel,
              P.A.
       23.1   Consent of Arthur Andersen LLP
       23.2 Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. is contained in its opinion included as Exhibit 5.1 hereof
       24.1 Power of Attorney is included in the Signatures section of this Registration Statement
- ----------------
1 The Company's Registration Statements on Form S-8 (Registration Nos. 33-66280 and 33-96014) registered the issuance of up to 650,000 shares of the Registrant's Common Stock reserved for issuance pursuant to the Company's 1993 Stock Option Plan (the "Plan"). On June 20, 1996, the shareholders of the Registrant approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Plan by 150,000 shares, to 800,000 shares.This Registration Statement on Form S-8 registers these additional 150,000 shares.

                               SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida on August 9, 1996.

                              EQUINOX SYSTEMS INC.


                               By: /s/ WILLIAM A. DAMBRACKAS
                                   --------------------------------------------
                                    William A. Dambrackas, President, Chief
                                    Executive Officer and Chairman of the Board

                                          POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William A. Dambrackas and Mark Kacer his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                   TITLE                          DATE
      ---------                   -----                          ----

/S/ WILLIAM A. DAMBRACKAS        President, Chief Executive     August 9, 1996
- -------------------------------  Officer and Chairman of the
William A. Dambrackas            Board

/S/ MARK KACER                   Vice President, Chief          August 9, 1996
- -------------------------------  Financial Officer and Director
Mark Kacer

/S/ROBERT F.WILLIAMSON,JR.       Director                       August 9, 1996
- -------------------------------
Robert F. Williamson, Jr.

/S/CHARLES A. REID               Director                       August 9, 1996
- -------------------------------
Charles A. Reid

                                  EXHIBIT INDEX



                                                               SEQUENTIAL
                                                                  PAGE
  EXHIBIT                    DESCRIPTION                         NUMBER
- -----------     -------------------------------------------    -----------

       5.1      Opinion of Greenberg, Traurig, Hoffman,
                Lipoff, Rosen & Quentel, P.A.

      23.1      Consent of Arthur Andersen LLP